UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2017

American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

64 Jackson Road Devens, Massachusetts	01434

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Amendment to Executive Severance Agreement.
On July 31, 2017, American Superconductor Corporation (the “Company”) entered into the First Amendment to Executive Severance Agreement with its Senior Vice President and Chief Financial Officer, John W. Kosiba, Jr. (the “Amendment”). The Amendment amends Mr. Kosiba’s existing Executive Severance Agreement dated as of January 13, 2012 (the “ Kosiba Agreement ”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 4, 2017 and is incorporated herein by reference.
Under the terms of the Amendment, Mr. Kosiba’s severance was increased from six (6) months to eighteen (18) months of base salary, less all applicable taxes and withholdings. All other terms of the Kosiba Agreement remain unchanged.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 27, 2017, the Company held its Annual Meeting of Stockholders at which the Company’s stockholders took the following actions:

1.       The Company’s stockholders elected the following directors to the Board of Directors of the Company (the “Board”):

DIRECTOR	VOTES FOR	VOTES WITHHELD

Vikram S. Budhraja	8,338,975	974,060

Arthur H. House	8,361,617	951,418

Pamela F. Lenehan	8,379,908	933,127

Daniel P. McGahn	8,365,303	947,732

David R. Oliver, Jr.	8,368,706	944,329

John W. Wood, Jr.	8,335,811	977,224

There were 5,414,937 broker non-votes for each director.

2.           The Company’s stockholders voted to ratify the selection by the Audit Committee of the Board of RSM US LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 13,309,211 shares of common stock for, 115,844 shares of common stock against and 1,302,917 shares of common stock abstaining.

3.     The Company’s stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers by a vote of 8,217,201 shares of common stock for, 256,505 shares of common stock against and 839,329 shares of common stock abstaining. There were 5,414,937 broker non-votes on this matter.

4.     The Company’s stockholders voted, on an advisory basis, for the frequency of future advisory votes on the compensation of the Company’s named executive officers (the “Frequency Vote”) by a vote of 4,325,496 shares of common stock for 3 Years, 141,819 shares of common stock for 2 Years, 4,009,460 shares of common stock for 1 Year and 836,260 shares of common stock abstaining. There were 5,414,937 broker non-votes on this matter.

Based on the voting results of the Frequency Vote, and consistent with the recommendation of our Board, the Company has determined that future advisory votes on executive compensation will be held every three years, until the next required advisory vote on the frequency of future advisory votes on executive compensation or the Board otherwise determines that a different frequency for future advisory votes on executive compensation is in the best interests of the Company’s stockholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 1, 2017	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr. Senior Vice President and Chief Financial Officer

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